UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2013

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Florida	0-23832	59-2280364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4345 Southpoint Blvd., Jacksonville, Florida 32216

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (904) 332-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 22, 2013, PSS World Medical, Inc. (the “Company”) completed its merger (the “merger”) with Palm Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of McKesson Corporation (“Parent”), pursuant to an Agreement and Plan of Merger, dated as of October 24, 2012, by and among Parent, Merger Sub and the Company (the “Merger Agreement”). As a result of the merger, the Company became a wholly owned subsidiary of Parent.

Item 1.01. Entry into a Material Definitive Agreement.

Pursuant to Section 15.06 of that certain Indenture, dated as of August 4, 2008 (the “Convertible Notes Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Convertible Notes Trustee”), governing the Company’s 3.125% Convertible Senior Notes due 2014 (the “Convertible Notes”), the Company entered into a First Supplemental Indenture, dated as of February 22, 2013 (the “First Supplemental Indenture”), with the Convertible Notes Trustee. The First Supplemental Indenture provides, from and after the date of the First Supplemental Indenture, that the right of holders of the Convertible Notes to convert each $1,000 principal amount of Convertible Notes will be changed to a right to convert such Convertible Notes into (i) cash equal to $1,413.73 per $1,000 principal amount of Convertible Notes in the case of a holder of Convertible Notes that elects to convert its Convertible Notes at any time from, and including, the date that the merger became effective on February 22, 2013, until, and including, the business day immediately preceding the fundamental change repurchase date, which fundamental change repurchase date has been specified as March 15, 2013, and (ii) cash equal to $1,366.90 per $1,000 principal amount of Convertible Notes in the case of a holder of Convertible Notes that elects to convert its Convertible Notes on or after the fundamental change repurchase date.

The foregoing description of the First Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Supplemental Indenture, filed hereto as Exhibit 4.1, and incorporated herein by reference.

The information set forth in the Introductory Note above and Items 3.03 and 5.01 below are incorporated herein by reference.

The Company issued a press release on February 22, 2013, announcing the effective date of a make-whole fundamental change relating to its Convertible Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

1.	Prior Credit Facility

On February 22, 2013, in connection with the merger, the Company satisfied in full all loans and other non-contingent obligations under, and terminated, the Second Amended and Restated Credit and Security Agreement, as amended (the “Credit Agreement”), dated as of November 16, 2011, by and among the Company, certain of the Company’s subsidiaries party thereto, the lenders party thereto, Bank of America, N.A., as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole arranger and sole book runner, and Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A., as co-syndication agents. The description of the Credit Agreement included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2011 is incorporated herein by reference. The Company did not incur any material early termination penalties as a result of the termination.

2.	Early Unwind of the Convertible Note Hedge and Warrant Transactions

On February 22, 2013, in connection with the merger, the Company consummated an early unwind of its outstanding convertible note hedge transaction (the “Purchased Note Hedge”) and warrant transaction (the “Sold Warrants”) with respect to its common stock, each dated July 29, 2008, and each with Goldman, Sachs & Co. (the “Hedge and Warrant Counterparty”). The Purchased Note Hedge and Sold Warrants were entered into in connection with the issuance of the Convertible Notes, and were previously described in the Company’s Current Reports on Form 8-K filed on July 31, 2008 and August 6, 2008.

The Purchased Note Hedge covered, subject to certain adjustments, approximately 10.8 million shares of the Company’s common stock. The Purchased Note Hedge was expected to reduce the potential dilution to the Company’s common stock upon any conversion of the Convertible Notes in the event that the market value per share of the Company’s common stock, as measured under the Purchased Note Hedge, at the time of exercise was greater than the strike price of the Purchased Note Hedge, which initially corresponded to the initial conversion price of the Convertible Notes and was subject to adjustment.

The Sold Warrants consisted of warrants for the Hedge and Warrant Counterparty to acquire, subject to certain adjustments, up to approximately 10.8 million shares of the Company’s common stock at a price per share of $28.2880, effectively putting an upper limit on the anti-dilutive effect of the Purchased Note Hedge. The Sold Warrants were scheduled to expire after the Purchased Note Hedge.

The early unwind terminated all rights and obligations of the Company and the Hedge and Warrant Counterparty under the Purchased Note Hedge and Sold Warrants. In connection with the unwind of the Purchased Note Hedge, the Hedge and Warrant Counterparty owed to the Company an early unwind value and, in connection with the unwind of the Sold Warrants, the Company owed to the Hedge and Warrant Counterparty a higher early unwind value. In the aggregate, the Hedge and Warrant Counterparty received a net payment from the Company in connection with the early unwind of the Purchased Note Hedge and the Sold Warrants.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note above and Items 3.03 and 5.01 below are incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 22, 2013, the Company notified the NASDAQ Stock Market LLC (“NASDAQ”) of the effectiveness of the merger and requested that NASDAQ file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25, thereby commencing the process of delisting the Company’s common stock from NASDAQ. The Company will file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the Company’s common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

Pursuant to the terms of the Merger Agreement, at the effective time of the merger on February 22, 2013, each share of Company common stock, par value $0.01 per share, issued and outstanding immediately prior to the effective time of the merger (other than shares held by the Company, Parent or Merger Sub, which were automatically canceled) was automatically converted into the right to receive $29.00 in cash, without interest and less any applicable withholding tax.

Also at the effective time of the merger, each share of restricted stock issued and outstanding immediately prior to the effective time became fully vested, all restrictions thereon with respect to transfer and/or forfeiture lapsed, and each such share was automatically converted into the right to receive $29.00 in cash, without interest and less any applicable withholding tax.

Also at the effective time of the merger, each Company stock option (whether vested or unvested) issued and outstanding immediately prior to the effective time was converted into the right to receive an amount in cash, without interest and less any applicable withholding tax, equal to (i) the total number of shares subject to such stock option, multiplied by (ii) the excess, if any, of $29.00 over the exercise price per share of such stock option. Each outstanding Company stock option with a per share exercise price equal to or greater than $29.00 was canceled without payment.

With respect to stock units, at the effective time of the merger, each outstanding Company restricted stock unit, deferred stock unit and common stock equivalent unit granted under a Company equity compensation plan that was outstanding immediately prior to the effective time vested (with performance based awards assuming attainment of performance goals at “target” levels), and each such vested unit was converted into the right to receive $29.00 in cash, without interest and less any applicable withholding tax.

The foregoing description of the merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 25, 2012, and is incorporated herein by reference.

The information set forth in the Introductory Note and Item 1.01 is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

On February 22, 2013, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent. The information set forth in the Introductory Note, Items 1.01 and 3.03 is incorporated herein by reference.

The foregoing description of the merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 25, 2012, and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

At the effective time of the merger on February 22, 2013, in accordance with the Merger Agreement, all of the directors of the Company immediately prior to the merger voluntarily resigned from their positions as directors of the Company, and the directors of Merger Sub immediately prior to the merger were appointed as the directors of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the Merger Agreement, at the effective time of the merger, the Company’s articles of incorporation and bylaws were amended and restated to be the same as the articles of incorporation and bylaws of Merger Sub in effect immediately prior to the effective time of the merger, except that the name of the surviving corporation remained as “PSS World Medical, Inc.”

Copies of the amended and restated articles of incorporation and amended and restated bylaws of the Company are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 24, 2012, among PSS World Medical, Inc., McKesson Corporation and Palm Merger Sub, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed October 25, 2012).

3.1	Amended and Restated Articles of Incorporation of PSS World Medical, Inc.

3.2	Amended and Restated Bylaws of PSS World Medical, Inc.

4.1	First Supplemental Indenture, dated February 22, 2013, by and between PSS World Medical, Inc. and U.S. Bank, National Association.

99.1	Press Release, dated February 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSS World Medical, Inc. (Registrant)

February 22, 2013	/s/ Willie C. Bogan
	By:	Willie C. Bogan
	Its:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 24, 2012, among PSS World Medical, Inc., McKesson Corporation and Palm Merger Sub, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed October 25, 2012).

3.1	Amended and Restated Articles of Incorporation of PSS World Medical, Inc.

3.2	Amended and Restated Bylaws of PSS World Medical, Inc.

4.1	First Supplemental Indenture, dated February 22, 2013, by and between PSS World Medical, Inc. and U.S. Bank, National Association.

99.1	Press Release, dated February 22, 2013.